                                                                Exhibit 10.9

                              EMPLOYMENT AGREEMENT

                  Employment Agreement (this "Agreement"), dated as of August 24, 1998, by and between Service America Corporation, a Delaware corporation (the "Company"), and Michael J. Higgins (the "Executive").

                  The Company and the Executive wish to provide for the terms of his employment as a senior executive of the Company.

                  It is therefore agreed as follows:

                  1. Term. The employment of the Executive under this Agreement shall commence as of August 24, 1998 (the "Effective Date") and shall continue through the first anniversary of the Effective Date (the "Initial Term"), subject to earlier termination as provided for in Section 4; provided, however, that the term of Executive's employment hereunder shall automatically be extended for six months each (the "Additional Term") unless and until either party shall give the other party notice (in the manner hereinafter provided), not later than 60 days prior to the expiration of the Initial Term or any subsequent six month extension thereof, of the notifying party's termination of the Executive's employment effective as of the expiration of the Initial Term or any subsequent six month extension thereof next succeeding the giving of such notice. For purposes hereof, the Initial Term and any Additional Term are referred to collectively as the "Term."

                  2.   Duties; Place of Employment.

                  (a) During the Term, the Executive shall serve as Executive Vice President Transitional Services of the Company, in which capacity he shall devote all of his business time, effort and energies to the business of the Company. The Executive shall have such authority and responsibility as may from time to time be assigned to him by GE Capital Corporation (to the extent required under the letter agreement with the Company dated the date hereof) or, to the extent not inconsistent with such letter agreement, by the Chief Executive Officer and the Board of Directors of the Company (the "Board"). Without limiting the generality of the foregoing sentence, the Executive's responsibilities shall include supervising and overseeing (i) the integration of financial management of the operation of Service America and VSI, including merging general ledger, payroll, operating reports, MIS/IT and financial planning and establishing common audit procedures; (ii) the integration of logistics, including assessing and integrating purchasing, reviewing warehousing, distribution and inventory control procedures and centralizing management of vehicles, equipment and furniture; and (iii) the integration of operations, including establishing integrated marketing/business development functions and setting standard operating and reporting procedures, including submission of quarterly reports to General Electric Capital Corporation.

                  (b) The principal place of employment of the Executive shall be within 25 miles of Stamford, Connecticut or Bryn Mawr, Pennsylvania and shall not be changed without the Executive's prior written consent; provided, however, the Executive may be required to travel to South Carolina on a regular basis.

                  3.   Compensation and Benefits.

                  (a) Base Salary. During the Term, the Company shall pay the Executive an annual salary of $218,400, payable in accordance with the Company's salary payment policies governing senior executives.

                  (b) Bonuses. In the sole discretion of the Board, the Executive also shall receive such bonus compensation, if any, determined by the Board, and shall be entitled to participate in any executive bonus plan that the Board shall establish for the senior executives of the Company.

                  (c) Expense Reimbursement. The Company shall reimburse the Executive for ordinary and necessary business expenses incurred by him in the performance of his duties as an employee of the Company in accordance with the Company's policies governing reimbursement of expenses of senior executives; provided that the Executive accounts to the Company for such expenses in the manner customarily prescribed by the Company for its senior executives.

                  (d)  Benefit Plans, Fringe Benefits and Vacation.

                       (i)  During the Term, the Executive shall be
         entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company (including, without limitation, medical insurance, life insurance, split dollar life insurance, long-term disability insurance and pension plans, if any) to the extent permissible under the terms of the Plans and to all fringe benefits for which his status and level of employment qualify him in accordance with the Company's benefits policies governing senior executives.

                       (ii) The Executive shall be entitled to paid vacations (taken consecutively or in segments), in accordance with the Company standard vacation policies governing senior executives, but in no event less than four weeks each calendar year during the Term. Such vacations shall be taken at times consistent with the effective discharge of the Executive's duties.

                       (iii) It is recognized that the services of the Executive hereunder will require the use of a suitable automobile and the Company agrees to supply and maintain the same at its expense in accordance with the Company's policies with respect thereto for senior executives. The Executive shall be entitled to continue the use of his current business automobile or to be provided with at least an equivalent new vehicle at such intervals as apply to other senior executives of the Company.

                       (iv) The Executive shall be reimbursed for up to $5,000 for the fees and expenses related to membership in one club designated by the Executive and such other organizations consistent with the Company's policies pertaining thereto governing senior executives.

                       (v) The Company shall continue to reimburse the Executive for the cost of maintaining his current apartment in Stamford, Connecticut in the same manner as the Company has done so in the past, subject to such normal and customary increases as may be incurred in the ordinary course.

                       (vi)  Whenever this Section 3 calls for the
         Executive to obtain benefits comparable to those of other senior executives of the Company, the Executive shall obtain benefits at least comparable to those of other senior executives of the Company or, if more favorable, of VSI.

                  4.   Termination.

                  (a) Death and Disability. The Executive's employment under this Agreement shall terminate upon his death. The Company may terminate the Executive's employment under this Agreement by written notice to the Executive or his representative if the Executive has a Disability. For purposes of this agreement, the Executive shall be deemed to have a "Disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties hereunder in accordance with this Agreement, for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance herewith. The Disability of the Executive shall be determined by a medical doctor selected by agreement of the Company and the Executive and upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who shall determine whether the Executive has a Disability. The determination of such medical doctor shall be binding on both parties. The Executive shall submit to a reasonable number of examinations by the medical doctor making the determination of Disability. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact shall act in the Executive's stead for the purposes of submitting the Executive to the examinations and for all other purposes hereunder.

                  (b) Termination by the Company For Cause. The Company may terminate the Executive's employment under this Agreement for Cause by written notice to the Executive. "Cause" shall mean termination by action of at least a majority of the members of the Board upon (i) the Executive's breach of
Section 7 of this Agreement; (ii) the Executive's material breach of any other provision of this Agreement; (iii) the Executive's willful failure to adhere to any written Company policy if the Executive has been given written notice and a reasonable opportunity to comply with such policy or cure his failure to comply; (iv) serious wilful misconduct by the Executive in connection with his employment; or (v) the commission of a felony or the equivalent thereof or a misdemeanor including moral turpitude. Such action shall take place at a meeting duly called and held upon at least 15 days' prior written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting the Executive and his counsel were entitled to be present and given reasonable opportunity to be heard). Action or inaction by that Executive shall not be considered "willful" unless done or omitted by him intentionally and not in good faith and without his reasonable belief that his action or inaction was in the best interests of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

                  (c) Termination by the Company Without Cause. The Company may terminate the Executive's employment under this Agreement at any time by written notice to the Executive, whether or not in accordance with Section 4(a) or 4(b).

                  (d) Termination by the Executive for Good Reason. The Executive may terminate his employment under this Agreement for "Good Reason" by written notice to the Company within a reasonable period following the event giving rise to such Good Reason; provided, however, that the Company shall have the right to cure the action that constitutes "Good Reason" within five business days of the date of such notice. For purposes of this Agreement, "Good Reason" shall mean: (i) the Company's material breach of this Agreement;
(ii) the assignment of the Executive, without his consent, to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties at the Effective Date; or (iii) the Company's breach of Section 3(b).

                  5.   Consequences of Termination.

                  (a) Cause or Absence of Good Reason. If the Executive's employment under this Agreement is terminated (i) by the Company pursuant to
Section 4(b) or (ii) by the Executive other than pursuant to Section 4(d), the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, other than the payments pursuant to Section 3(a) of salary earned, accrued vacation and the reimbursement pursuant to Section 3(c) of expenses incurred, in each case, through the date of termination.

                  (b) Death or Disability. If the Executive's employment under this Agreement is terminated pursuant to Section 4(a) due to his death, or Disability, the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, other than the following: (a) payments pursuant to Section 3(a) of salary earned, accrued vacation and the reimbursement pursuant to Section 3(c) of expenses incurred, in each case, through the date of termination and (b) an amount equal to the Executive's one year's base salary at the annual rate in effect on the date of his death or Disability. In addition, if the Executive's employment is terminated due to his death, the Company shall continue to provide, for a period of one year from the date of the Executive's death, the Executive's spouse and minor children with medical, hospitalization and dental insurance comparable to that provided by the Company prior to such termination.

                  (c) Other Terminations. If the Executive's employment under this Agreement is terminated (i) by the Company pursuant to Section 4(c) or
(ii) by the Executive pursuant to Section 4(d), the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, other than the following: (a) payments pursuant to Section 3(a) of salary for the balance of the Term and a payment equivalent to his annual salary at the annual rate in effect immediately prior to such termination; (b) reimbursement pursuant to Section 3(c) of expenses incurred through the date of termination; (c) benefits pursuant to Section 3(d)(i) for the earlier of the balance of the Term and the date the Executive receives comparable coverage from a subsequent employer to the extent permissible under the terms of the Plans providing such benefits; (d) accrued vacation; and (e) assignment of title to any life insurance policy covering the life of the Executive after which time the Executive shall be fully responsible for all costs of such policy due and payable after the Term (and provided that, in the event such policy is a "split dollar" policy or otherwise evidences an ownership interest by the Company, the Company shall be entitled to recover its interest therein before any such assignment is effective).

                  (d) Mitigation. The Executive shall have no duty or obligation to seek or accept other employment under this Agreement and shall not be required to mitigate the amount of any cash payments or benefits provided for by this Agreement by seeking or accepting employment.

                  6.   Certain Restrictions.

                  (a) Confidentiality. The Executive acknowledges that he has acquired and will acquire information respecting the business and affairs of the Company, its subsidiaries and affiliates (including VSI and its subsidiaries) that is non-public, confidential and/or proprietary in nature ("Confidential Information"). Accordingly, the Executive shall keep confidential and not disclose to any person or use (except as required in the conduct of the business of the Company in the ordinary course and consistent with past practice) all such Confidential Information, except as required by law (provided prior written notice thereof is given by the Executive to the Company) or with the Company's written consent, unless such information is known generally to the public or the trade (through sources other than the Executive's unauthorized disclosure). Upon termination of his employment for any reason, the Executive shall deliver to the Company all Confidential Information (in any form, including, but not limited to, electronic media) in his possession or subject to his control that belongs to the Company.

                  (b)  Competitive Activity.

                       (i) During the period of his employment hereunder and for one year thereafter, Executive agrees that, without the prior written consent of the Company, (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company or any of its affiliates and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or any of its affiliates at any time during the 12 months immediately preceding such solicitation.

                       (ii) For purposes of this Section 6(b), a business shall be deemed to be in competition with the Company and its affiliates if it is involved in the sale or provision of dining services or vending services at stadiums, ballparks, convention centers, concert halls, theaters, seaports, golf courses, arenas, race tracks, parks, bandstands, or other recreational venues.

                       (iii) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 6(b) would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

                       (iv) Nothing in this Section 6(b) shall prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any business.

                  7.   Miscellaneous.

                  (a) Notices. Any notice or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, sent by nationally recognized overnight courier service or mailed by registered mail, return receipt requested, to a party at his or its address set forth below or at such other address as a party may specify by notice to the other in accordance herewith:

                       To the Executive:

                       Michael J. Higgins
                       619 Fox Fields Road
                       Bryn Mawr, PA 19010

                       To the Company:

                       Service America Corporation
                       300 First Stamford Place
                       P.O. Box 10203
                       Stamford, Connecticut 06904-2203
                       Attn: General Counsel

Notices on behalf of a party may be signed and sent by an attorney for that party.

                  (b) Entire Agreement; Amendment. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto and cannot be changed or terminated orally.

                  (c) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  (d) Indemnification. The Executive shall be entitled to be indemnified for acting as an officer in accordance with the Company's Certificate of Incorporation and By-Laws. The Company agrees specifically that it shall maintain provisions in its Certificate of Incorporation and By-laws relating to exculpation or indemnification of officers thereof (unless required by law) such that the Executive shall continue to be entitled to such exculpation and indemnification as was in effect immediately prior to the date hereof under the Certificate of Incorporation and By-Laws of the Company (or any equally favorable arrangement) to the fullest extent permitted under the laws of the applicable jurisdiction of incorporation. The Company also shall maintain directors and officers liability insurance coverage for the Executive which coverage shall be on terms and in amounts at least as favorable to such Executive as they were under insurance maintained by the Company immediately prior to the date herein.

                  (e) Assignment. Except as otherwise provided in this paragraph, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, representatives, successors and permitted assigns.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  (g) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

                  (h)  Governing Law. This Agreement shall, in accordance with
Section 51- 11401 of the General Obligation Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

                  (i) Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than claims brought pursuant to Section 6, shall be resolved by arbitration at the American Arbitration Association (the "AAA") at its New York City offices before a panel of three arbitrators under the then existing rules of the AAA. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The determination of the arbitrators shall be final and binding on the parties and judgment on it may be entered in any court of competent jurisdiction. The prevailing party in arbitration in connection with the enforcement of this Agreement shall be entitled to recover from the other party all reasonable out-of-pocket costs and disbursements and any and all charges that may be made in the cost of the arbitration and the fees of the arbitrator or any other enforcement thereof.

                  (j) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      SERVICE AMERICA CORPORATION



                                      By:
                                         ------------------------------
                                            Name:
                                            Title:



                                         ------------------------------
                                               Michael J. Higgins
enforcement of this Agreement shall be entitled to recover from the other party all reasonable out-of-pocket costs and disbursements and any and all charges that may be made in the cost of the arbitration and the fees of the arbitrator or any other enforcement thereof.

                  (j) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      SERVICE AMERICA CORPORATION



                                      By: /s/ John T. Dee
                                         ------------------------------
                                               Name:    John T. Dee
                                               Title:   President



                                         ------------------------------
                                               Michael J. Higgins
enforcement of this Agreement shall be entitled to recover from the other party all reasonable out-of-pocket costs and disbursements and any and all charges that may be made in the cost of the arbitration and the fees of the arbitrator or any other enforcement thereof.

                  (j) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      SERVICE AMERICA CORPORATION



                                      By:
                                         -----------------------------
                                               Name:
                                               Title:



                                          /s/ Michael J. Higgins
                                         ------------------------------
                                               Michael J. Higgins